Exhibit 99

ROCKY SHOES & BOOTS, INC.

Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

Investor Relations:	Integrated Corporate Relations, Inc.
Brendon Frey/Chad A. Jacobs
(203) 682-8200

Media Relations:	Integrated Corporate Relations, Inc.
Megan McDonnell
(203) 682-8200
Rocky Shoes & Boots Announces Termination of Military Contract
Updates Fiscal 2005 and Fiscal 2006 Outlook
Announces the Withdrawal of Registration Statement with Securities & Exchange Commission
NELSONVILLE, Ohio, January 4, 2006 — Rocky Shoes & Boots, Inc. (Nasdaq: RCKY) today announced it has been notified that an order to fulfill a third-party contract for combat boots for the U.S. Military has been terminated by the U.S. government for convenience. Termination for convenience is the government’s unilateral right to cancel a contract without cause.
On October 17, 2005, the Company announced it had received a contract to produce approximately $30.0 million of “Hot Weather” boots for the U.S. Military. The Company’s contract was with a third party, Atlantic Diving Supply, Virginia Beach, Virginia (ADS), which had the prime contract to supply the combat boots to the U.S. military under a General Services Administration schedule contract. Shipment of the boots began in the fourth quarter of fiscal 2005 with an estimated completion date of December 2006. The Company is currently exploring the exact financial consequences of the government’s termination of the contract for convenience and the recovery of costs incurred in the performance of the contract prior to termination.
Mike Brooks, Chairman and Chief Executive Officer, stated, “While we are clearly disappointed with the government’s termination of this order, we know this decision was not based on Rocky’s ability to produce high quality boots and successfully fulfill this contract. Instead, the contract with ADS was terminated by the government, for the convenience of the government, as permitted under applicable government contract laws and regulations and not due to any problem or default by ADS or Rocky, thus entitling ADS, and indirectly Rocky, under the same government laws and regulations to be compensated by the government for its work to date, including finished boots and work-in-process, plus various other costs incurred, including any costs incurred in the cancellation of materials contracts. Furthermore, we believe Rocky remains well positioned to source additional footwear orders for the U.S. Military going forward.”
The Company also announced that it has withdrawn its registration statement filed with the Securities and Exchange Commission on September 15, 2005, for a follow-on equity offering of 2.6 million shares of common stock consisting of 2 million primary shares to be offered by the Company and 600,000 shares to be offered by certain selling stockholders. The Company expects to incur a non-operational charge in fiscal 2005 of approximately $0.04 diluted earnings per share for accounting and legal fees associated with the follow-on equity offering.

Mike Brooks further commented, “The Company’s cash flows in 2005 and projected cash flows in 2006 are more than sufficient to service the indebtedness incurred in connection with the EJ Footwear acquisition in January 2005, including the $48 million of term loans. The planned follow-on equity offering would have reduced the Company’s outstanding indebtedness sooner and would have thereby put the Company in a more favorable position for making future acquisitions relatively sooner, but in light of the current trading price of the Company’s stock and the Company’s projected cash flows, the Board of Directors was of the opinion that an equity offering was not in the best interests of shareholders at this time.”
The Company stated that it has already made principal payments reducing the $18 million senior portion of its term loan to $10 million during 2005 and the first week of 2006, and that the Company expects to use cash flows from operations to pay off the remaining $10 million of the senior term loan in 2006. At the end of 2006, the Company expects that the $30 million junior portion of its current term debt will remain outstanding and expects that its $100 revolving line of credit will have an outstanding balance of approximately $55.0 million, compared to $60.0 million outstanding at December 31, 2005.
Based on information available as of this date, the Company has revised its outlook for fiscal 2005 and fiscal 2006. For fiscal 2005, the Company now expects diluted earnings per share to be in the range of $2.21 to $2.25, including costs associated with the follow-on offering, compared to its previous guidance on October 17, 2005, of $2.25 to $2.29. The Company remains comfortable with it revenue forecast of $294 million to $296 million for fiscal 2005. For fiscal 2006, the Company now expects revenues to be in the range of $287 million to $292 million, compared to it previous guidance of $313 million to $318 million, and diluted earnings per share to be in the range of $2.35 to $2.45, compared to its previous expectation of $3.05 to $3.15. It is important to note that the Company’s earnings per share guidance for fiscal 2006 does not include a non-cash charge of approximately $0.07 related to stock option expensing. Including that charge, for fiscal 2006, the Company expects diluted earnings per share to be in the range of $2.28 to $2.38. It is also important to note that the Company’s guidance for fiscal 2006 does not include any footwear sales to the military compared to approximately $27.5 million in fiscal 2005.
Mike Brooks concluded, “During the past 12 months we have worked extremely hard to integrate the EJ Footwear acquisition and to build a stronger organization for the future, and we are very pleased with our progress to date. Fiscal 2005 was a record year for our Company in terms of sales and profits, driven by the expansion of our work and western footwear categories, as well as meaningful gains in our apparel business. As we begin 2006, our growth prospects are bright and we are committed to capitalizing on the many opportunities that lie ahead.”
About Rocky Shoes & Boots, Inc.
Rocky Shoes & Boots, Inc. designs, manufactures and markets premium quality outdoor, work, duty and western footwear, as well as branded apparel and accessories. The Company’s footwear, apparel and accessories are marketed through several distribution channels, primarily under owned brands, ROCKY®, GATES®, GEORGIA BOOT®, LEHIGH®, DURANGO®, and the licensed brand, DICKIES®.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding future shipments under the U.S. Military contract (paragraph 3), expected charges associated with the follow-on equity offering (paragraph 4), projected cash flows (paragraph 5), projected reductions in indebtedness (paragraph 6), projected sales and earnings per share for 2005 and 2006 (paragraph 7), and prospects for growth in FY 2006 (paragraph 8). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2004 (filed March 16, 2005), quarterly report on Form 10-Q for quarter ended September 30, 2005 (filed November 1, 2005), quarterly report on Form 10-Q for the quarter ended June 30, 2005 (filed August 9, 2005), and amended quarterly report on Form 10-Q for the quarter ended March 31, 2005 (filed September 13, 2005). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.